UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Osler Incorporated

(Exact name of registrant as specified in its charter)

Nevada	20-8195637

(State of incorporation or organization)	(I.R.S. employer
identification no.)

100 E. Sample Road, Suite 310
Pompano Beach, Florida	33064

(Address of principal executive offices)	(zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-146163

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class to be so registered

Common Stock, par value $0.001 per share

Item 1.	Description of Registrant’s Securities to be Registered.

          A description of the registrant’s common stock can be found in the registrant’s registration statement on Form SB-2, Registration No. 333-146163, under the caption titled “Description of Securities – Common Stock”, filed with the Securities and Exchange Commission on September 19, 2007, and incorporated herein by reference.

Item 2.	Exhibits

          The following exhibits have been filed as exhibits to the Registration Statement and are incorporated herein by reference:

EXHIBIT INDEX*

Exhibit
Number	Description

3.1	Articles of Incorporation*

3.2	By-Laws*

*	Incorporated by reference to the corresponding exhibit of the same number filed with the Registration Statement.

SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

OSLER INCORPORATED.

Dated: August 6, 2009	By:	/s/ Lance Friedman

Lance Friedman President